SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 20, 2003

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

In a news release dated June 20, 2003, Science Applications International Corporation (SAIC) reported that it completed a private offering of $300 million of 5 1/2 percent unsecured notes due 2033. SAIC expects to use the net proceeds of this offering to purchase certain buildings at its McLean, Virginia offices currently leased by SAIC and for general corporate purposes, including future acquisitions, expansion of its outsourcing business, stock repurchases and capital expenditures. The news release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

Exhibit 1.1	Purchase Agreement, dated as of June 16, 2003 between Registrant and J.P. Morgan Securities Inc., as representative for the initial purchasers.

Exhibit 4.1	Registration Rights Agreement, dated as of June 19, 2003 between Registrant and J.P. Morgan Securities Inc., as representative for the initial purchasers.

Exhibit 4.2

Indenture, dated as of June 28, 2002, between Registrant and J.P. Morgan Chase Bank, as Trustee. Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed July 3, 2002 with the SEC.

Exhibit 4.3	Form of 5 1/2% Note due 2033 (Rule 144A).

Exhibit 4.4	Form of 5 1/2% Note due 2033 (Regulation S).

Exhibit 99.1	News release dated June 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date:	June 20, 2003	By:	/s/ DOUGLAS E. SCOTT
		Its:	Douglas E. Scott Senior Vice President and General Counsel

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